SLM Private Credit Student Loan Trust 2003-C Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period:12/1/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$1,184,661,986.78	$(6,874,403.81)	$1,177,787,582.97
	ii	Interest to be Capitalized			43,166,983.90		39,745,956.31

	iii	Total Pool			$1,227,828,970.68		$1,217,533,539.28
	iv	Cash Capitalization Account (Cii)			74,402,741.74		74,402,741.74

	v	Asset Balance			$1,302,231,712.42		$1,291,936,281.02

	i	Weighted Average Coupon (WAC)			5.391%		6.115%
	ii	Weighted Average Remaining Term			182.67		181.66
	iii	Number of Loans			129,518		128,239
	iv	Number of Borrowers			88,198		87,336
	v	Prime Loans Outstanding			$1,089,950,140		$1,083,617,322
	vi	T-bill Loans Outstanding			$136,469,856		$132,293,629
	vii	Fixed Loans Outstanding			$1,408,974		$1,622,589

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CAY0	0.100%	$529,163,169.97	41.497%	$518,867,738.57	41.021%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	33.029%	421,173,000.00	33.297%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	5.882%	75,000,000.00	5.929%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	5.882%	75,000,000.00	5.929%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.489%	70,000,000.00	5.534%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.448%	43,965,000.00	3.476%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.774%	60,875,000.00	4.813%

	viii	Total Notes			$1,275,176,169.97	100.000%	$1,264,880,738.57	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$3,124,915.00		$3,124,915.00
	ii	Reserve Account Balance ($)			$3,124,915.00		$3,124,915.00
	iii	Cash Capitalization Acct Balance ($)			$74,402,741.74		$74,402,741.74
	iv	Initial Asset Balance			$1,352,777,122.47		$1,352,777,122.47
	v	Specified Overcollateralization Amount			$27,055,542.45		$27,055,542.45
	vi	Actual Overcollateralization Amount			$27,055,542.45		$27,055,542.45
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-C     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$16,954,196.34
	ii	Purchases by Servicer (Delinquencies >180)	2,477,719.54
	iii	Other Servicer Reimbursements	4,478.70
	iv	Seller Reimbursements	49,692.46

	v	Total Principal Collections	$19,486,087.04

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(11,511,962.78)
	iii	Capitalized Insurance Fee	(1,073,978.12)
	iv	Other Adjustments	(25,742.33)

	v	Total Non-Cash Principal Activity	$(12,611,683.23)

C	Total Student Loan Principal Activity		$6,874,403.81

D	Student Loan Interest Activity
	i	Interest Payments Received	$8,219,131.68
	ii	Purchases by Servicer (Delinquencies >180)	94,944.90
	iii	Other Servicer Reimbursements	22.61
	iv	Seller Reimbursements	2,739.58
	v	Late Fees	124,155.77
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$8,440,994.54

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	11,511,962.78
	iii	Other Interest Adjustments	2,455.39

	iv	Total Non-Cash Interest Adjustments	$11,514,418.17

F	Total Student Loan Interest Activity		$19,955,412.71

III. 2003-C     Collection Account Activity 11/30/2004 through: 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$16,446,524.00
	ii	Consolidation Principal Payments	507,672.34
	iii	Purchases by Servicer (Delinquencies >180)	2,477,719.54
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	4,478.70
	vi	Other Re-purchased Principal	49,692.46

	vii	Total Principal Collections	$19,486,087.04

B	Interest Collections
	i	Interest Payments Received	$8,210,397.67
	ii	Consolidation Interest Payments	8,734.01
	iii	Purchases by Servicer (Delinquencies >180)	94,944.90
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	22.61
	vi	Other Re-purchased Interest	2,739.58
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	124,155.77

	ix	Total Interest Collections	$8,440,994.54

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$531,384.08

G	Borrower Incentive Reimbursements		$82,660.02

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$6,784,939.62

J	Other Deposits		$244,129.16

	TOTAL FUNDS RECEIVED		$35,570,194.46

	LESS FUNDS PREVIOUSLY REMITTED:
		i Funds Allocated to the Future Distribution Account	$(9,979,478.88)
		ii Funds Released from the Future Distribution Account	$7,100,222.55

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$32,690,938.13

K	Amount released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$32,690,938.13

M	Servicing Fees Due for Current Period		$686,683.86

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$706,683.86

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	12/15/2004	$3,093,549.61
	ii		Total Allocations for Distribution Period	$6,885,929.27
	iii		Total Payments for Distribution Period	$(2,879,256.33)
	iv		Funds Released to the Collection Account	$(7,100,222.55)

	v		Total Balance Prior to Current Month Allocations	$0.00

	vi	Ending Balance	3/15/2005	$3,506,110.20

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		12/15/2004
	i		Primary Servicing Fees	$687,791.78
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	43,321.66
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,355,769.51
	v		Interest Accrued on the Class B Notes	0.00

	vi		Balance as of 12/15/2004	$3,093,549.61

	Monthly Allocation Date		1/15/2005
	i		Primary Servicing Fees	$691,052.83
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	35,676.67
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,703,695.10
	v		Interest Accrued on the Class B Notes	0.00

	vi		Total Allocations	$3,437,091.26

	Monthly Allocation Date		2/15/2005
	i		Primary Servicing Fees	$689,966.26
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	35,676.67
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,716,528.42
	v		Interest Accrued on the Class B Notes	0.00

	vi		Total Allocations	$3,448,838.01

C	Total Future Distribution Account Deposits Previously Allocated			$9,979,478.88

D	Current Month Allocations		3/15/2005

	i		Primary Servicing	$686,683.86
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	39,499.18
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,773,260.50
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Allocations on the Distribution Date	$3,506,110.20

V. 2003-C Auction Rate Security Detail

     A     Auction Rate Securities — Payments During Distribution Period

	Payment	Security	Interest	No. of
i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment
	12/16/2004	SLMPC TRUST 2003C A5	2.180000%	28	11/18/2004	12/16/2004	118,688.89
	12/28/2004	SLMPC TRUST 2003C A3	2.250000%	28	11/30/2004	12/28/2004	131,250.00
	01/04/2005	SLMPC TRUST 2003C A4	2.350000%	28	12/07/2004	01/04/2005	137,083.33
	01/13/2005	SLMPC TRUST 2003C A5	2.450000%	28	12/16/2004	01/13/2005	133,388.89
	01/25/2005	SLMPC TRUST 2003C A3	2.450000%	28	12/28/2004	01/25/2005	142,916.67
	02/01/2005	SLMPC TRUST 2003C A4	2.450000%	28	01/04/2005	02/01/2005	142,916.67
	02/10/2005	SLMPC TRUST 2003C A5	2.450000%	28	01/13/2005	02/10/2005	133,388.89
	02/22/2005	SLMPC TRUST 2003C A3	2.500000%	28	01/25/2005	02/22/2005	145,833.33
	03/01/2005	SLMPC TRUST 2003C A4	2.620000%	28	02/01/2005	03/01/2005	152,833.33
	03/10/2005	SLMPC TRUST 2003C A5	2.600000%	28	02/10/2005	03/10/2005	141,555.56

ii Auction Rate Note Interest Paid During Distribution Period	12/15/04-3/15/05	$1,379,855.56
iii Broker/Dealer Fees Paid During Distribution Period	12/15/04-3/15/05	$113,555.58
iv Auction Agent Fees Paid During Distribution Period	12/15/04-3/15/05	$4,826.10
v Primary Servicing Fees Remitted	12/15/04-3/15/05	$1,381,019.09

vi Total		$2,879,256.33
- Less: Auction Rate Security Interest Payments due on the Distribution Date		$0.00
- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date		$0.00
- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date		$0.00

B Total Payments Out of Future Distribution Account During Collection Period		$2,879,256.33

C Funds Released to Collection Account		$7,100,222.55

D Auction Rate Student Loan Rates	Dec-04	Jan-05	Feb-05
	4.45340%	4.45023%	5.16623%

VI.     2003-C Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		11/30/2004	2/28/2005

		December 15, 2003 to June 16, 2008	15%		$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$6,635,519.75	$9,113,239.29
	iii	Cumulative Interest Purchases by Servicer			258,819.16	353,764.06

	iv	Total Gross Defaults:			$6,894,338.91	$9,467,003.35

VII. 2003-C            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.262%	5.990%	35,188	30,827	27.168%	24.039%	$289,883,952.60	$254,699,253.68	24.470%	21.625%

Grace	5.429%	6.260%	9,880	7,336	7.628%	5.721%	$102,678,499.14	$64,147,906.23	8.667%	5.446%

Deferment	5.489%	6.259%	6,973	7,993	5.384%	6.233%	$60,500,621.15	$69,676,126.68	5.107%	5.916%

TOTAL INTERIM	5.330%	6.083%	52,041	46,156	40.181%	35.992%	$453,063,072.89	$388,523,286.59	38.245%	32.988%
REPAYMENT
Active
Current	5.277%	5.992%	66,209	70,031	51.120%	54.610%	$615,474,418.88	$660,338,465.93	51.954%	56.066%
31-60 Days Delinquent	6.520%	6.790%	1,735	2,450	1.340%	1.910%	15,154,278.02	$23,424,212.12	1.279%	1.989%
61-90 Days Delinquent	6.757%	7.060%	762	1,217	0.588%	0.949%	7,232,304.36	$10,974,508.40	0.610%	0.932%
91-120 Days Delinquent	6.511%	7.634%	488	576	0.377%	0.449%	4,346,537.58	$5,143,903.96	0.367%	0.437%
121-150 Days Delinquent	6.542%	8.509%	652	391	0.503%	0.305%	5,501,100.85	$3,298,234.02	0.464%	0.280%
151-180 Days Delinquent	6.637%	7.379%	295	99	0.228%	0.077%	2,879,033.02	$954,972.19	0.243%	0.081%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	$—	0.000%	0.000%

Forbearance	6.084%	6.714%	7,336	7,319	5.664%	5.707%	81,011,241.18	$85,129,999.76	6.838%	7.228%

TOTAL REPAYMENT	5.429%	6.131%	77,477	82,083	59.819%	64.008%	$731,598,913.89	$789,264,296.38	61.755%	67.012%
GRAND TOTAL	5.391%	6.115%	129,518	128,239	100.000%	100.000%	$1,184,661,986.78	$1,177,787,582.97	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII.     2003-C Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.209%	98,251	$860,547,624.82	73.065%
- Law Loans	6.251%	19,163	174,963,915.21	14.855%
- Med Loans	5.355%	3,322	29,606,730.83	2.514%
- MBA Loans	5.348%	7,503	112,669,312.11	9.566%

- Total	6.115%	128,239	$1,177,787,582.97	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-C            Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$544,975,070.05	$544,975,070.05
	Counterparty Pays:
	ii	3 Month Libor			2.49000%	2.49000%
	iii	Gross Swap Receipt Due Trust			$3,392,469.81	$3,392,469.81
	iv	Days in Period	12/15/2004	3/15/2005	90	90

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6500%			2.60000%	2.60000%
	vi	Gross Swap Payment Due Counterparty			$3,492,009.66	$3,492,009.66
	vii	Days in Period	12/15/2004	3/15/2005	90	90

B	Cap Payments

	i	Notional Swap Amount			Cap Calculation

					$860,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			2.49000%
	iii	Cap Rate			6.00000%
	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	12/15/2004	3/15/2005	90
	vi	Cap Payment due Trust			$0.00

X. 2003-C            Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006475000	12/15/04-3/15/05	2.59000%

B Class A-2 Interest Rate	0.007200000	12/15/04-3/15/05	2.88000%

C Class B Interest Rate	0.008225000	12/15/04-3/15/05	3.29000%

D Class C Interest Rate	0.010225000	12/15/04-3/15/05	4.09000%

XI. 2003-C      Inputs From Prior Period 11/30/2004

A		Total Student Loan Pool Outstanding
		i	Portfolio Balance		$1,184,661,986.78
		ii	Interest To Be Capitalized		43,166,983.90

		iii	Total Pool		$1,227,828,970.68
		iv	Cash Capitalization Account (CI)		74,402,741.74

		v	Asset Balance		$1,302,231,712.42

	B	Total Note and Certificate Factor			0.947372800
	C	Total Note Balance			$1,275,176,169.97

	D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

		i	Current Factor	0.881938600	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
		ii	Expected Note Balance	$529,163,169.97	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00

		iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
		iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
	F	Unpaid Administration fees from Prior Quarter(s)			$0.00
	G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII.     2003-C Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$1,170,336,170	$1,214,301,170	$1,275,176,170

Asset Balance	11/30/04	$1,302,231,712	$1,302,231,712	$1,302,231,712

Pool Balance	2/28/05	$1,217,533,539	$1,217,533,539	$1,217,533,539

Amounts on Deposit*	3/15/05	92,944,200	92,582,587	91,960,141

Total		$1,310,477,739	$1,310,116,128	$1,309,493,681

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,895,542.45
Specified Class A Enhancement		$193,790,442.15	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,930,542.45
Specified Class B Enhancement		$130,808,548.45	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$27,055,542.45
Specified Class C Enhancement		$38,758,088.43	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII.     2003-C Cash Capitalization Account Triggers

A		Cash Capitalization Account Balance as of Collection End Date	2/28/2005	$74,402,741.74
		Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	0.00

		Cash Capitalization Account Balance (CI)*		$74,402,741.74

B	i	5.50% of Initial Asset Balance		$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Bal		$0.00
	iii	Release A(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

C	i	3.50% of Initial Asset Balance		$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Bal		$27,055,542.45
	iii	Release B(ii) excess to Collection Account?**	3/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	3/15/2005	$0.00

*	as defined under “Asset Balance” on page S-78 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV.       2003-C       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$1,170,336,169.97
	iii	Asset Balance	2/28/2005	$1,291,936,281.02

	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$1,214,301,169.97
	vii	Asset Balance	2/28/2005	$1,291,936,281.02
	viii	First Priority Principal Distribution Amount	3/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$1,275,176,169.97
	xii	Asset Balance	2/28/2005	$1,291,936,281.02
	xiii	First Priority Principal Distribution Amount	3/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	3/15/2005	$0.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$1,275,176,169.97
	ii	Asset Balance	2/28/2005	$1,291,936,281.02
	iii	Specified Overcollateralization Amount	3/15/2005	$27,055,542.45
	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	3/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	3/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$10,295,431.40

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,291,936,281.02
	iii	85% of Asset Balance	2/28/2005	$1,098,145,838.87
	iv	Specified Overcollateralization Amount	3/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,098,145,838.87
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$10,295,431.40
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,291,936,281.02
	iii	89.875% of Asset Balance	2/28/2005	$1,161,127,732.57
	iv	Specified Overcollateralization Amount	3/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,161,127,732.57
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,291,936,281.02
	iii	97% of Asset Balance	2/28/2005	$1,253,178,192.59
	iv	Specified Overcollateralization Amount	3/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii - iv)		$1,253,178,192.59
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV.     2003-C     Waterfall for Distributions

					Remaining
					Funds Balance
A		Total Available Funds (Sections III-J )		$32,690,938.13	$32,690,938.13

B		Primary Servicing Fees-Current Month plus any Unpaid		$686,683.86	$32,004,254.27

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$31,984,254.27

D		Auction Agent Fees Due	3/15/2005	$0.00	$31,984,254.27
		Broker/Dealer Fees Due	3/15/2005	$0.00	$31,984,254.27

E		Gross Swap Payment due Counterparty A		$3,492,009.66	$28,492,244.61
		Gross Swap Payment due Counterparty B		$3,492,009.66	$25,000,234.95

F	i	Class A-1 Noteholders' Interest Distribution Amount due	3/15/2005	$3,426,331.53	$21,573,903.42
	ii	Class A-2 Noteholders' Interest Distribution Amount due	3/15/2005	$3,032,445.60	$18,541,457.82
	iii	Class A-3 Noteholders' Interest Distribution Amount due	3/15/2005	$0.00	$18,541,457.82
	iv	Class A-4 Noteholders' Interest Distribution Amount due	3/15/2005	$0.00	$18,541,457.82
	v	Class A-5 Noteholders' Interest Distribution Amount due	3/15/2005	$0.00	$18,541,457.82
	vi	Swap Termination Fees due	3/15/2005	$0.00	$18,541,457.82

G		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$18,541,457.82

H		Class B Noteholders’ Interest Distribuition Amount due 3/15/2005		$361,612.12	$18,179,845.70

I		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$18,179,845.70

J		Class C Noteholders’ Interest Distribuition Amount		$622,446.88	$17,557,398.82

K		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$17,557,398.82

L		Increase to the Specified Reserve Account Balance		$0.00	$17,557,398.82

M		Regular Principal Distribution Amount — Principal Distribution Account		$10,295,431.40	$7,261,967.42

N		Carryover Servicing Fees		$0.00	$7,261,967.42

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$7,261,967.42
	ii	Class A-4		$0.00	$7,261,967.42
	iii	Class A-5		$0.00	$7,261,967.42

P		Swap Termination Payments		$0.00	$7,261,967.42

Q		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$7,261,967.42

R		Remaining Funds to the Certificateholders		$7,261,967.42	$0.00

XVI.     2003-C     Principal Distribution Account Allocations

				Remaining
				Funds Balance
A		Total from Collection Account	$10,295,431.40	$10,295,431.40

B	i	Class A-1 Principal Distribution Amount Paid	$10,295,431.40	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII.     2003-C Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C
	i	Quarterly Interest Due			$3,426,331.53	$3,032,445.60	$0.00	$0.00	$0.00	$361,612.12	$622,446.88
	ii	Quarterly Interest Paid			3,426,331.53	3,032,445.60	0.00	0.00	0.00	361,612.12	622,446.88

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00		$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$10,295,431.40	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			10,295,431.40	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$13,721,762.93	$3,032,445.60	$0.00	$0.00	$0.00	$361,612.12	$622,446.88

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CAY0	$529,163,169.97		$518,867,738.57
		A-1 Note Pool Factor		0.881938600	0.017159000	0.864779600

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00	03/22/05	$75,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00	03/29/05	$75,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00	04/07/05	$70,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII.     2003-C     Historical Pool Information

							2003
			12/1/04-2/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	8/18/3-11/30/03
Beginning Student Loan Portfolio Balance			$1,184,661,986.78	$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98	$1,202,893,173.22

	Student Loan Principal Activity
	i	Principal Payments Received	$16,954,196.34	$14,588,045.37	$14,052,958.69	$13,747,785.94	$25,985,645.77
	ii	Purchases by Servicer (Delinquencies >180)	2,477,719.54	2,977,902.56	1,411,770.44	1,017,501.03	1,228,345.72
	iii	Other Servicer Reimbursements	4,478.70	68,476.55	27,448.07	(32,006.81)	3,550.32
	iv	Seller Reimbursements	49,692.46	38,982.99	—	93,452.56	841,059.95

	v	Total Principal Collections	$19,486,087.04	$17,673,407.47	$15,492,177.20	$14,826,732.72	$28,058,601.76
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(11,511,962.78)	(15,050,635.24)	(9,506,536.21)	(4,848,056.60)	(23,299,636.32)
	iii	Capitalized Insurance Fee	($1,073,978.12)	($1,222,921.88)	($636,979.00)	($206,100.24)	($2,976,209.46)
	iv	Other Adjustments	(25,742.33)	(29,712.65)	62.12	1,793.51	(44,800.74)

	v	Total Non-Cash Principal Activity	$(12,611,683.23)	$(16,303,269.77)	$(10,143,453.09)	$(5,052,363.33)	$(26,320,646.52)
							$—

(-)	Total Student Loan Principal Activity		$6,874,403.81	$1,370,137.70	$5,348,724.11	$9,774,369.39	$1,737,955.24

	Student Loan Interest Activity
	i	Interest Payments Received	$8,219,131.68	$6,399,699.05	$5,830,705.16	$5,369,428.80	$9,203,875.99
	ii	Repurchases by Servicer (Delinquencies >180)	94,944.90	129,968.23	53,382.54	34,855.48	40,612.91
	iii	Other Servicer Reimbursements	22.61	5,682.57	2,159.49	(1,906.22)	77.40
	iv	Seller Reimbursements	2,739.58	756.08	(0.00)	7,807.48	57,978.86
	v	Late Fees	124,155.77	93,549.58	78,655.83	67,109.33	114,212.37
	vi	Collection Fees	—	—	—	—	—

	viii	Total Interest Collections	8,440,994.54	6,629,655.51	5,964,903.02	5,477,294.87	9,416,757.53

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—
	ii	Capitalized Interest	11,511,962.78	15,050,635.24	9,506,536.21	4,848,056.60	23,299,636.32
	iii	Other Interest Adjustments	2,455.39	19,596.01	13,583.52	28,841.20	138,139.03

	iv	Total Non-Cash Interest Adjustments	$11,514,418.17	$15,070,231.25	$9,520,119.73	$4,876,897.80	$23,437,775.35

	v	Total Student Loan Interest Activity	$19,955,412.71	$21,699,886.76	$15,485,022.75	$10,354,192.67	$32,854,532.88

(=)	Ending Student Loan Portfolio Balance		$1,177,787,582.97	$1,184,661,986.78	$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98
(+)	Interest to be Capitalized		$39,745,956.31	$43,166,983.90	$50,020,280.80	$51,103,120.52	$46,965,543.28

(=)	TOTAL POOL		$1,217,533,539.28	$1,227,828,970.68	$1,236,052,405.28	$1,242,483,969.11	$1,248,120,761.26

(+)	Cash Capitalization Account Balance (CI)		$74,402,741.74	$74,402,741.74	$102,811,061.00	$102,811,061.00	$102,811,061.00

(=)	Asset Balance		$1,291,936,281.02	$1,302,231,712.42	$1,338,863,466.28	$1,345,295,030.11	$1,350,931,822.26

XIX.      2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-03	$1,251,820,090	2.20%
Mar-03	$1,248,120,761	2.03%
Jun-04	$1,242,483,969	1.77%
Sep-04	$1,236,052,405	1.71%
Dec-04	$1,227,828,971	2.00%
Mar-05	$1,217,533,539	1.90%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.